UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2018

PARALLAX HEALTH SCIENCES, INC.

(Exact name of Company as specified in its charter)

Nevada	000-52534	46-4733512
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1327 Ocean Avenue, Suite B Santa Monica, CA 90401 (Address of principal executive offices) 310-899-4442 (Registrant’s Telephone Number)
Copy of all Communications to: Peter V. Hogan Buchalter 1000 Wilshire Boulevard, Suite 1500 Los Angeles, CA 90017 (213) 891-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Parallax” mean Parallax Health Sciences, Inc., a Nevada corporation, and its subsidiaries, unless otherwise indicated.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The disclosures set forth in Item 2.03 are incorporated by into this Item 1.01 by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On November 16, 2018, Parallax Health Sciences, Inc., a Nevada corporation (“Parallax” or the “Company”), closed on a financing where the Company issued two convertible debentures (the “Debentures”) to two accredited investors (the “Holders”) in the aggregate principal amount of $250,000 pursuant to certain securities purchase agreements (the “Securities Purchase Agreement”) with a discounted purchase price of $225,000. The Debentures accrue no interest and mature on November 14, 2021 (the “Maturity Date”) The Holders shall have the right, at its option, to convert the principal sum and any accrued interest, in whole or part, into shares of the Company’s common stock at any time on or before the Maturity Date. The conversion price shall be $0.12 per share and after 180 days becomes the lower of $0.12 or 70% of the second lowest traded price for the twenty (20) trading days preceding the date of conversion. The Debentures may be redeemed at any time at an amount equal to 110% of the outstanding principal amount for ninety days, 120% if between 91 and 120 days, 130% if between 121 and 180 days and any time after 180 days at 140%. The Holders were also issued a five-year warrant to purchase Common Stock (the “Warrant Agreements”) at a purchase price of $0.15 per share. The Holders received a $5,000 fee to cover the legal and due diligence expenses. Any time after sixty days from the signing of the Debentures, upon mutual agreement of the Holders and the Company, the Holders will purchase additional Debentures in the amount of $325,000 on the same terms.

The Debentures, the Warrant and the Securities Purchase Agreement are attached to this Current Report on Form 8-K as exhibits 4.1, 4.2, 4.3, 10.1, respectively, and incorporated herein by reference. The disclosure set forth in this Section 2.03 is intended to be a summary only and is qualified in its entirety by reference to the exhibits.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On November 16, 2018, the Company entered into an Equity Purchase Agreement (the “EPA”) with Peak One Opportunity Fund, L.P. (“Peak”).

The EPA establishes what is sometimes termed an equity line of credit or an equity draw-down facility. The $10,000,000 facility may be drawn-down upon by the Company in installments, the maximum amount of each of which is limited to lesser of $250,000 or 200% of the average daily traded volume of the Company’s common stock during the ten (10) trading days immediately prior to the drawdown notice. For each share of common stock purchased under the EPA, Peak will pay 88% of the of the closing bid price of the Company's shares during the seven trading days following the clearing date associated with the drawdown notice or on the trading day immediately prior to the drawdown notice. Peak will not engage in any short sales of the Company’s common stock.

In connection with the EPA, the Company has issued to Peak 800,000 shares of common stock as a commitment fee (the “Commitment Shares”).

Pursuant to a registration rights agreement (the “Registration Rights Agreement”), the Company has agreed to prepare and file a registration statement under the Securities Act of 1933, as amended, that includes the shares of common stock issuable pursuant to the EPA. Parallax cannot sell shares of common stock to Peak under the EPA until such registration statement is declared effective by the Securities and Exchange Commission.

The disclosures set forth in Item 2.03 are incorporated by into this Item 3.02 by reference. The issuance of the Debentures, the Warrants and the Commitment Shares were made in reliance on exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The Registration Rights Agreement and Equity Purchase Agreement are attached to this Current Report on Form 8-K as exhibits 4.4 and 10.2, respectively, and incorporated herein by reference. The disclosure set forth in this Section 2.03 is intended to be a summary only and is qualified in its entirety by reference to the exhibits.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit	Filing Reference
4.1	Debenture – Peak One	Filed herewith
4.2	Debenture – TFK	Filed herewith
4.3	Warrant	Filed herewith
4.4	Registration Rights Agreement	Filed herewith
10.1	Securities Purchase Agreement	Filed herewith
10.2	Equity Purchase Agreement	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLAX HEALTH SCIENCES, INC.

Dated: November 23, 2018	/s/ Calli R. Bucci
Calli R. Bucci
Chief Financial Officer